UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2012

SMITHFIELD FOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-15321	52-0845861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia		23430
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 18, 2012, Smithfield Foods, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule II thereto, in connection with the public offering of $1 billion aggregate principal amount of the Company’s 6.625% Senior Notes Due 2022 (the “Notes”). The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-167781), filed by the Company with the Securities and Exchange Commission (the “Commission) on June 25, 2010 (the “Registration Statement”). The offering of the Notes is expected to close on August 1, 2012.

The summary of the Underwriting Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On July 18, 2012, Smithfield Foods, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced underwritten public offering of $1 billion aggregate principal amount of senior notes due 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 18, 2012, by and among the Company and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule II thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes offered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 18, 2012, related to pricing of the Notes Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithfield Foods, Inc.

By:	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary

Date: July 24, 2012

EXHIBIT INDEX

CONFORM

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 18, 2012, by and among the Company and Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule II thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Notes offered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 18, 2012, related to pricing of the Notes Offering.